UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 24, 2013

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania		15650-0231

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
Item 2.02 Results of Operations and Financial Condition
On October 24, 2013, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal first quarter ended September 30, 2013.
The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented on an adjusted basis: sales, operating income and margin. Adjustments include acquisition-related charges for the three ended September 30, 2013. Management adjusts for these items in measuring and compensating internal performance and to more readily compare the Company’s financial performance period-to-period. The press release also contains free operating cash flow and adjusted return on invested capital (ROIC), which are both non-GAAP measures and are defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for dividends, debt repayment, strategic initiatives (such as acquisitions), and other investing and financing activities.
Adjusted Return on Invested Capital
Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined by the Company as the previous 12 months’ net income, adjusted for interest expense, noncontrolling interest and special items, divided by the sum of the previous five quarters average balances of debt and total equity. The most directly comparable GAAP measure is return on invested capital calculated utilizing GAAP net income. Management believes that this financial measure provides additional insight into the underlying capital structure and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.
Additionally, during our quarterly earnings teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

Debt to Capital
Debt to Capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by the sum of total equity plus total debt. The most directly comparable GAAP measure is debt to equity, which is defined as total debt divided by total equity. Management believes that Debt to Capital provides additional insight into the underlying capital structure and performance of the Company.

DEBT TO CAPITAL (UNAUDITED)	September 30,	June 30,
(in thousands, except percents)	2013	2013
Total debt	$706,331	$747,945
Total equity	1,873,194	1,812,293
Debt to equity, GAAP	37.7%	41.3%
Total debt	$706,331	$747,945
Total equity	1,873,194	1,812,293
Total capital	$2,579,525	$2,560,238
Debt to capital	27.4%	29.2%

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareowners on October 22, 2013, our shareowners voted on the election of three directors, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014 and advisory vote on executive compensation. Of the 73,821,951 shares present in person or by proxy, the following is the number of shares voted in favor of, abstained or voted against each matter and the number of shares having authority to vote on each matter but withheld.

I.	With respect to the votes cast for the re-election of three directors with the terms to expire in 2016 (1):

	For	Against	Withheld	Broker Non-Votes
Carlos M. Cardoso	69,158,356	—	1,273,179	3,389,616
William J. Harvey	70,279,920	—	151,615	3,389,616
Cindy L. Davis	67,273,469	—	3,158,066	3,389,616
(1) 800 shares voted were disqualified as a shareowner voted both for and withheld for all three Directors on the returned proxy card. The 800 shares are accounted for in the tally of 73,821,951 shares being present in person or by proxy.
The following other directors’ terms of office continued after the meeting: Ronald M. Defeo, Philip A. Dur, Timothy R. McLevish, William R. Newlin, Lawrence W. Stranghoener and Steven H. Wunning.

II.	With respect to the ratification of the selection of the firm PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014:

	For	Against	Abstained	Broker Non-Votes
PricewaterhouseCoopers LLP	72,277,593	406,782	1,137,576	—

III.	With respect to the advisory vote on executive compensation:

	For	Against		Abstained	Broker Non -Votes
Executive compensation	67,289,995	2,451,006	—	691,334	3,389,616

IV.	With respect to the approval of the Kennametal Inc. Stock and Incentive Plan of 2010:

	For	Against		Abstained	Broker Non -Votes
Kennametal Inc. Stock and Incentive Plan of 2010	59,459,542	9,678,963	—	1,293,830	3,389,616

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Fiscal 2014 First Quarter Earnings Announcement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: October 24, 2013	By:	/s/ Martha Fusco
Martha Fusco
Vice President Finance and Corporate Controller